As filed with the U.S. Securities and Exchange Commission on October 20, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOHAVEN LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vlad Coric, M.D.
Chief Executive Officer
Biohaven Ltd.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Robert W. Downes	William Michener
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-267928
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common shares, no par value (the “Common Shares”), of Biohaven Ltd. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-267928) (the “Prior Registration Statement”), which the Commission declared effective on October 20, 2022, and is being filed solely for the purpose of increasing the aggregate offering price of Common Shares to be offered in the public offering by $16,675,000 including additional Common Shares that may be sold pursuant to the underwriters’ option to purchase additional Common Shares from the Registrant. The additional Common Shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Maples and Calder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1
Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-267928) originally filed with the Commission on October 18, 2022 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, Connecticut, on the 20th day of October, 2022.

BIOHAVEN LTD.

By:	/s/ Vlad Coric
Name:	Vlad Coric
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlad Coric	Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2022
Vlad Coric

*	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 20, 2022
Matthew Buten

*	Director	October 20, 2022
Gregory Bailey

*	Director	October 20, 2022
Irina Antonijevic

*	Director	October 20, 2022
John W. Childs

*	Director	October 20, 2022
Julia Gregory

*	Director	October 20, 2022
Kishan Mehta

*	Director	October 20, 2022
Michael Heffernan

*	Director	October 20, 2022
Robert Hugin

*By:	/s/ Vlad Coric
Vlad Coric
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the United States Securities Act of 1933, as amended, the Authorized Representative has signed this Registration Statement solely in its capacity as the duly authorized representative of Biohaven Ltd. in the United States, in the New Haven, Connecticut on October 20, 2022.

BIOHAVEN LTD.

By:	/s/ Vlad Coric
Name:	Vlad Coric
Title:	Authorized Representative in the United States Biohaven Pharmaceuticals, Inc.